- PRESS RELEASE -

Contact:     Katharina Manok
ROFIN-SINAR
011-49-40-733-63-4256
- or -
734-416-0210

ROFIN-SINAR RESPONDS TO LETTER FROM SILVER ARROW CAPITAL ADVISORS LLP

Plymouth, MI / Hamburg, Germany, October 9, 2015 - ROFIN-SINAR Technologies Inc. (NASDAQ: RSTI), one of the world's leading developers and manufacturers of high-performance laser beam sources and laser-based solutions, today issued the following statement in response to a letter from Silver Arrow Capital Advisors LLP.

The Board and management team of ROFIN-SINAR Technologies Inc. are committed to executing on our strategic plan to drive growth and profitability. This effort is gaining momentum, as evidenced by our very strong financial results for the most recently reported fiscal quarter, in which we doubled year-to-date net income, increased our gross margin to nearly 40% and showed strong sequential sales growth in fiber and ultra-short pulse lasers. We remain confident that our existing growth strategy will continue to deliver attractive value to all shareholders. We also welcome input from all shareholders towards our common goal of enhancing shareholder value.

About ROFIN

With 40 years of experience, ROFIN-SINAR Technologies is a leading developer, designer and manufacturer of lasers and laser-based system solutions for industrial material processing applications. The Company focuses on developing key innovative technologies and advanced production methods for a wide variety of industrial applications based on a broad scope of technologies. The product portfolio ranges from single laser-beam sources to highly complex systems, covering all of the key laser technologies such as CO2 lasers, fiber, solid-state and diode lasers, and the entire power spectrum, from single-digit watts up to multi-kilowatts, as well as a comprehensive spectrum of wavelengths or pulse durations and an extensive range of laser components. ROFIN-SINAR Technologies has its operational headquarters in Plymouth, Michigan, and Hamburg, Germany, and maintains production facilities in the US, Germany, UK, Sweden, Finland, Switzerland, Singapore and China. ROFIN currently has more than 52,000 laser units installed worldwide and serves more than 4,000 customers. The Company’s shares trade on the NASDAQ Global Select Market under the symbol RSTI and are listed in Germany in the "Prime Standard" segment of the Frankfurt Stock Exchange under ISIN US7750431022. ROFIN is part of the Standard & Poor's SmallCap 600 Index and the Russell 2000 Index. Additional information is available on the Company's home page: www.rofin.com.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act
Certain information in this press release that relates to future plans, events or performance, including statements such as “The Board and management team of ROFIN-SINAR Technologies Inc. are committed to executing on our strategic plan to drive growth and profitability. This effort is gaining momentum, as evidenced by our very strong financial results for the most recent fiscal quarter, in which we doubled year-to-date net income, increased our gross margin to nearly 40% and showed strong sequential sales growth in fiber and ultra-short pulse lasers. We remain confident that our existing growth strategy will continue to deliver attractive value to all shareholders” is forward-looking and is subject to important risks and uncertainties that could cause actual results to differ. Actual results could differ materially based on numerous factors, including currency risk, competition, risk relating to sales growth in CO2, diode, and solid-state lasers, cyclicality, conflicting patents and other intellectual property rights of fourth parties, potential infringement claims and future capital requirements, as well as other factors set forth in our annual report on Form 10-K. These forward-looking statements represent the Company’s best judgment as of the date of this release based in part on preliminary information and certain assumptions which management believes to be reasonable. The Company disclaims any obligation to update these forward-looking statements.